UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 23, 2004
Date of Report (Date of earliest event reported)

LIBERTY STAR GOLD CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-50071	27-0019071
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

2766 N. Country Club Rd., Tucson, Arizona	85716
(Address of principal executive offices)	(Zip Code)

520-721-1375
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS

Liberty Star Gold Corp. (the “Company”), (symbol: LBTS.OB) is pleased to announce continuing significant smooth progress at the Big Chunk Project properties. The properties border the massive Northern Dynasty Pebble Project (TSX.V: NDM; OTCBB: NDMLF) in Southwestern Alaska.

The Company currently holds 981 mineral claims, spanning 237 square miles centered 25 miles northwest of the village of Iliamna on the north shore of lake Iliamna. The Big Chunk claims adjoin Northern Dynasty’s Pebble Project on the North border, forming a large donut shape and adjoining their border to the Southeast.

Geologic, geostructural, space imagery, and detailed aeromagnetic studies reported in the companies news release of July 26 has resulted in the identification of 21 anomalies representing potential mineral centers. Additional and reinforcing geochemical anomalies are beginning to take shape as assays come in. As of August 7, field crews had collected approximately 8,434 samples of various types including soil, vegetation, stream sediments and water. A break to allow the geochemical laboratories to catch up on results, and field personnel to rest was taken between July 20 and August 1. Several thousand assays came in during this period.

As of this date about one third or less of the samples remain to be assayed. Results are plotted on geochem maps for each element as they come in via a computer routine. Good anomalies are appearing and additional geochemical samples are being collected to add detail to the anomalous areas.

Some of the anomalies are appearing in brush-covered areas of the Big Chunk Property and in these areas crews started cutting lines through the brush over the various anomalies so that the IP crews could lay wires and electrodes. This task is now complete. Most of the Big Chunk is open tundra so little if any brush cutting is necessary.

The Zonge Engineering geophysical crew and equipment for Induced Polarization (IP) electrical surveys (as were used at Pebble) arrived in Liberty Star’s Camp in Iliamna on August 15 and are now engaged in lP surveying over the marked lines. Their survey work will last 30 days. IP surveying maps disseminated sulphide mineralization, which occurs with ore metal bodies like the adjoining Pebble. With computer technology, results of individual lines can be plotted within 24 to 36 hours of the field survey. Thus results from surveys done a few days prior will be used to adjust and optimize succeeding lines. As is the case with Liberty’s other types of surveys, Liberty Star’s use of computer mapping (GIS) makes our ground geophysics IP surveys go more efficiently, faster, more accurately and with fewer errors. Plotting time on base maps will happen more quickly allowing rapid targeting of drill holes. The geophysical crew will be on site for 30 days.

On the completion and plotting of the IP geophysics it will be integrated with all the other geotechnical data and drill sites will be determined. Drilling will start, as soon as the best sites have been determined, later this summer.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description

99.1	Press release dated August 23, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR GOLD CORP.

Date: August 24, 2004
	By:	/s/ Gary Musil

GARY MUSIL
Secretary, Director